MARMION INDUSTRIES CORP.

SUBSCRIPTION AGREEMENT

$3,000,000 Of The Company’s Five-Year Secured Debentures Convertible Into The
Company’s Common Stock.

SUBSCRIPTION PROCEDURES

Convertible Debentures (the “Debentures”) of Marmion Industries Corp., a Nevada corporation (the “Company”) are being offered pursuant to this Subscription Agreement (this “Subscription Agreement”). This offering is being made in accordance with the exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act.

In order to purchase Debentures, each Subscriber must complete and execute this Subscription Agreement and the accompanying investor questionnaire (the “Questionnaire”). In addition, the Holder, as defined herein, must make a payment for the amount being subscribed for hereunder directly to the Company. All subscriptions are subject to acceptance by the Company, which shall not occur until the Company has returned the signed “Company Signature Page”.

The Questionnaire is designed to enable the Holder to demonstrate the minimum legal requirements under federal and state securities laws to purchase the Debentures. The Signature Page for the Questionnaire and the Subscription Agreement contain representations relating to the subscription and should be reviewed carefully by each subscriber.

If the Holder is a foreign person or foreign entity, the Holder may be subject to a withholding tax equal to thirty percent (30%) of any dividends paid by the Company. In order to eliminate or reduce such withholding tax, the Holder must submit a properly executed I.R.S. Form 4224 “Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States” or I.R.S. Form 1001 “Ownership Exemption or Reduced Trade Certificate”, claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

Payment of the full subscription amount will be made by wire transfer by Dutchess Private Equities Fund, LTD (the “Holder”) on or prior to the closing per the wire instructions that will be established. In the event of a termination of the offering or the rejection of a subscription, subscription funds will be returned by the Company without interest or charges.

SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC” OR THE “COMMISSION”) OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Marmion Industries Corp.
9103 Emmott Road, Building 6, Suite A
Houston, Texas 77040
Attention: Wilbert Marmion

This Subscription Agreement is made between Marmion Industries Corp., a Nevada corporation (the “Company”), and the undersigned prospective Holder (the “Holder”) who is subscribing hereby for the Company’s secured convertible debentures (the “Debentures”) on March 22, 2007. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, together with any Exhibits hereto, relating to an offering (the “Offering”) of Three Million dollars ($3,000,000) of the Debentures. The Offering is limited to accredited investors and is made in accordance with the exemptions from registration provided for under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).

Contemporaneously with the execution and delivery of this Subscription Agreement, the parties hereto are executing and delivering a Debenture Registration Rights Agreement, Warrant, Security Agreement and Debenture, all of even date herewith (collectively with the documents referenced in the foregoing documents, the “Transaction Documents”).

1.    Subscription.

(a) The closing shall be deemed to have occurred on March 22, 2007 (the “Closing Date” or a “Closing”). The Company shall pay twelve percent (12%) interest per annum on the unpaid principal amount of the Debenture at such times and in such amounts as outlined in the Debenture.

(b) Upon receipt by the Company of the requisite payment for the Debentures being purchased, the Debentures so purchased will be forwarded by the Company to the Holder or its broker, as listed on the signature page, and the name of the Holder will be registered on the Debenture transfer books of the Company as the record owner of such Debentures.

(c) As long as the Holder owns the Debenture, the Holder shall have the right, to change the terms for the balance of the Debenture it then holds, to change the terms of any other offering of securities made by the Company as set forth in Section 3 (v.).

(d)  The Holder shall fund (i) seven hundred fifty thousand dollars ($750,000) upon the Closing (minus any fees due) (ii) an additional two million two hundred fifty thousand dollars ($2,250,000) simultaneously on the date the registration statement covering this Offering is filed with SEC;

(e) The Holder will be granted a security interest in all of the Company's and its Subsidiaries' assets, currently owned or hereinafter acquired, (as defined in Schedule 3(a) of this Subscription Agreement), as more fully set forth in the Security Agreement.

2.    Representations And Warranties Of The Holder.

The Holder hereby represents and warrants to, and agrees with, the Company as follows:

(a) The Holder has been furnished with, and has carefully read the applicable form of Debenture Registration Rights Agreement, and the Debenture and is familiar with and understands the terms of the Offering. With respect to tax and other economic considerations involved in his investment, the Holder is not relying on the Company. The Holder has carefully considered and has, to the extent the Holder believes such discussion necessary, discussed with the Holder's professional legal, tax, accounting and financial advisors the suitability of an investment in the Company, by purchasing the Debentures, for the Holder's particular tax and financial situation and has determined that the investment being made by the Holder is a suitable investment for the Holder.

(b) The Holder acknowledges that all documents, records, and books pertaining to this investment which the Holder has requested, have been made available for inspection, or the Holder has had access thereto.

(c) The Holder has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering, and if such opportunity was taken, then all such questions have been answered to the full satisfaction of the Holder.

(d) The Holder will not sell, or otherwise dispose of the Debentures or the common stock of the Company, par value $0.001 per share (the “Common Stock”) issued upon conversion of the Debentures without registration under the Securities Act or applicable state securities laws or compliance with an exemption therefrom including but not limited to Rule 144(b) and 144(k) under the Securities Act (an “Exemption”). The Debentures have not been registered under the Securities Act or under the securities laws of any state. Resales of the Common Stock underlying the Debentures or issued in payment of accrued interest on the Debentures are to be registered by the Company pursuant to the terms of the Debenture Registration Rights Agreement incorporated herein and made a part hereof.

(e) The Holder recognizes that an investment in the Debentures involves substantial risks, including loss of the entire amount of such investment. Further, the Holder has carefully read and considered the schedules attached hereto.

(f)  The Holder acknowledges that each certificate representing the Debentures (and the shares of Common Stock issued upon conversion of the Debentures, unless registered or with an Exemption) or in payment of interest on the Debentures shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

If the Holder sends a Notice of Conversion (see Exhibit A attached hereto), and a registration statement under the Securities Act is in effect as to the sale, then in such event the Company shall have its transfer agent send Holder the appropriate number of shares of Common Stock without restrictive legends (other than a legend referring to the resale registration and prospectus delivery requirements) and not subject to stop transfer instructions.

(g) If this Subscription Agreement is executed and delivered on behalf of a corporation or legal entity other than a natural person: (i) such corporation or other entity has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of this Subscription Agreement and all other Transaction Documents executed and delivered by or on behalf of such corporation in connection with the purchase of the Debentures, and (b) to purchase and hold the Debentures; and (ii) the signature of the party signing on behalf of such corporation or entity is binding upon such corporation.

(h) The Holder is not subscribing for the Debentures as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting, or any other general solicitation.

(i) The Holder is purchasing the Debentures for its own account for investment, and not with a view toward the resale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act. The Holder has not offered or sold any portion of the Debentures being acquired nor does the Holder have any present intention of dividing the Debentures with others or of selling, distributing or otherwise disposing of any portion of the Debentures either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act provided, however, that by making the representations herein, the Holder does not agree to hold any of the Debentures for any minimum or other specific term and reserves the right to dispose of the Debentures at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Holder is neither an underwriter of, nor a dealer in, the Debentures or the Common Stock issuable upon conversion thereof or upon the payment of interest thereon and is not participating in the distribution or resale of the Debentures or the Common Stock issuable upon conversion or exercise thereof. Notwithstanding anything in this Section to the contrary, the Holder reserves the right to pledge any of the Debenture for margin purposes and dispose of the Debentures at any time in accordance with federal and state securities laws applicable to such dispositions.

(j) The Holder or the Holder's representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the Holder to utilize the information made available to the Holder in connection with the Offering to evaluate the merits and risks of an investment in the Debentures and to make an informed investment decision with respect thereto.

(k) The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(l) The Holder understands that the Debentures and the related warrants are being offered and sold to ti in reliance upon specific exemptions from the registration requirements of the Unites States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreement, acknowledgments and understandings of the Holder set forth herein in order to determined the availability of such exemptions and the eligibility of the Holder to acquire the Debentures and related warrants.

(m) The Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Debentures or related warrants

3.    Representations And Warranties Of The Company.

Except as set forth in any filing made by the Company with the Securities and Exchange Commission or the Schedules attached hereto, the Company hereby represents and warrants to, and agrees with the Holder, as follows:

a.  Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Subscription Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Both the Company and its Subsidiaries are duly qualified to do business and are in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, the term “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3.b hereof).

b.  Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, and to issue the Debentures in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Debentures pursuant to this Subscription Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) the Transaction Documents have been duly and validly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

c.  Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which as of the date hereof, approximately 57,709,990 shares are issued and outstanding; (ii) 500,000,000 shares of preferred stock, par value $.001 per share of which (A) 10,000,000 shares have been designated Class A Preferred Stock of which 9,500,000 shares are issued and outstanding and (B) 30,000,000 shares have been designated Series B Preferred Stock of which 30,000,000 shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid for and nonassessable. Except as disclosed in Schedule 3(c), which is attached hereto and made a part hereof, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the as otherwise set forth in the Transaction Documents), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Subscription Agreement, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement, and (viii) there is no dispute as to the class of any shares of the Company's capital stock. The Company has furnished to the Holder, or the Holder has had access through EDGAR to, true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the “Articles Of Incorporation”), and the Company's Bylaws, as in effect on the date hereof (the “Bylaws”).

d. Issuance of Debentures. A sufficient number of Debentures issuable pursuant to this Subscription Agreement, but not more than four and ninety-nine one hundredths percent (4.99%) of the shares of Common Stock outstanding as of the date hereof (if, and only if, the Company becomes listed on Nasdaq or the American Stock Exchange), has been duly authorized and reserved for issuance pursuant to this Subscription Agreement. Upon issuance in accordance with this Subscription Agreement, the Debentures will be validly issued, fully paid for and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

e.  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a material violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a material violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the “Principal Market”), applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in material violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. To its knowledge, the business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Subscription Agreement and as required under the Securities Act, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 3(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

f.  SEC Documents; Financial Statements. Since February 27, 2004, the Company has to its knowledge filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) (all of the foregoing filed since the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Holder or its representatives, or they have had access through EDGAR, to true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, and are not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents, including, without limitation, information referred to in Section 3.d. hereof, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, and are not misleading.

g.  Absence of Certain Changes. Except as disclosed in Schedule 3.g or the SEC Documents, since November 1, 2006 there has been no change or development in the business, properties, assets, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries which has had or reasonably could have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

h.  Absence of Litigation. Except as set forth in the Company’s SEC filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

i.  Acknowledgment Regarding the Purchase of Debentures. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm's-length investor with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Holder or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Holder's purchase of the Debentures. The Company further represents to the Holder that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

j. Intentionally omitted.

k.  Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) under the Securities Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

l.  Intellectual Property Rights. All patents, patent applications, trademark registrations and applications for trademark registration held by the Company are owned free and clear of all mortgages, liens, charges or encumbrances whatsoever. No licenses have been granted with respect to these items and the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, except as set forth on Schedule 3.l., there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual property.

m.  Environmental Laws. To its knowledge, the Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective and (iii) are in material compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

n.  Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3.n. or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

o.  Insurance. [The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.]

p.  Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

q.  Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

r.  No Materially Adverse Contracts. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

s.  Tax Status. To its knowledge, the Company has filed all federal and state income tax returns, as required and the Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject. The Company represents that there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

t.  Certain Transactions. Except as set forth in the SEC Documents and except for arm's-length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3.c. none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

u.  Dilutive Effect. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Subscription Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines following the effective date of the registration statement covering the Common Stock underlying the Debentures (the “Effective Date”). The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Subscription Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Subscription Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

v. Additional Financings. The Company shall not, directly nor indirectly, without the prior written consent of the Holder, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock, or file any registration statement, including those on Form S-8 for any securities (a “Subsequent Financing”), in either case ending on the earlier to occur of (i) one hundred and eighty (180) days after the effective date of the registration statement covering resale of the shares of Common Stock underlying the Debentures (also the “Effective Date”) or (ii) the date on which the full Face Amount, accrued interest and penalties, if any, on the Debentures have been paid (“Lock Up Period”), as set forth in the Debenture.

During the Lock Up Period, the Holder shall retain a first right of refusal for any additional financings. The Company must submit to the Holder a duly authorized term sheet of the financing and the Holder may elect, in writing within five (5) business days, to exercise its right to finance the Company upon the same terms and conditions, as set forth in the Debenture. In the event the Holder does not elect to complete such financing within such period, the Company may proceed with the proposed third-party financing on the same terms and conditions as contained in the notice to Holder.

If at any time while the Debenture is outstanding, if the Company issues or agrees to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding prior to the execution of this Agreement) to any person or entity at a price per share or conversion price per share less than the Conversion Price, with or without the consent of the Holder, the Conversion Price shall automatically be reduced to the price of the new issuance provided, however, that in no event shall the Conversion Price be less than the Floor Conversion Price (as defined in the Debenture) and provided, further, that no adjustment shall be made in the event the Company issues or distributes shares or its Common Stock in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements, the entering into or acquiring of material contracts in connection with the Company’s business as currently being conducted, and other partnering arrangements so long as such issuances are not for the purpose of raising capital and are not issued for services, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans in existence on the date hereof, (iv) the conversion of any notes, debentures or exercise of any warrants in existence on the date hereof, (v) as a result of the exercise of Warrants or conversion of Debentures which are granted or issued pursuant to this Agreement, (v) the payment of any interest on the Debenture issued pursuant to this Agreement and liquidated damages, or damages pursuant to the Transaction Documents (as defined in the Subscription Agreement, and (vi) as has been described in the Reports or Other Written Information filed with the Commission or delivered to the Holder prior to the Closing Date.

Additionally, if the Company shall issue or agree to issue any of the aforementioned securities to any person, firm or corporation at terms deemed by the Holder to be more favorable to the other person or entity than the terms or conditions of this Offering, then the Holder is granted the right, at its election, to modify any term of this Offering to match a more favorable term provided by the Company to such person or entity; provided, however, that Holder must review the terms of such other transaction in context of the entire transaction as compared to the Offering in determining whether such terms are more favorable than the Offering and provided, further, that Holder covenants and agrees not to solely isolate individual terms of such other transaction and modify terms of this Offering to match the most favorable terms of any such other Offering. The rights of the Holder in this Section are in addition to any other right the Holder has pursuant to this Subscription Agreement and the Transaction Documents.

In the event the exercise of the rights described in the preceding paragraph would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to the Holder calculated in the manner described in Section 3.d. of this Subscription Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in Section 3.d. of this Subscription Agreement. The determination of when such Common Stock may be issued shall be made by the Holder.

w. [Sarbanes-Oxley Compliance. The Company hereby acknowledges that they are current with the requirement of Sarbanes-Oxley Act of 2002 (“SOX”), and will remain compliant with SOX and its rules and regulations for reporting requirements in the time frame required by SOX, and any updates to deadlines imposed by SOX.]

x. Code of Ethics. The Company has adopted a Code of Ethics and has filed the Code with the SEC.

y. No Disagreements with Accountants, Auditors and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants, auditors and lawyers formerly or presently used by the Company, including but not limited to disputes or conflicts over payment owed to such accountants, auditors or lawyers.

z. Investment Company. Neither the Company nor any Affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.    Covenants Of The Company.

a.  Best Efforts. The Company shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in this Subscription Agreement.

b.  Blue Sky. The Company shall, at its sole cost and expense, make all filings and reports relating to the offer and sale of the Debentures and the Common Stock underlying the Debentures as required under the applicable securities or “Blue Sky” laws of such states of the United States as specified by the Holder or as required by law.

c.  Reporting Status. Until the earlier of (i) the date that the Holder may sell all of the Common Stock underlying the Debentures acquired pursuant to this Subscription Agreement without restriction pursuant to Rule 144(k) under the Securities Act, or (ii) the date on which the Holder shall have sold all the Common Stock underlying the Debentures, the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as a reporting company under the Exchange Act.

d. Use of Proceeds. The Company shall use the entire proceeds from the Debenture exclusively to further the growth and interest of the Company as described herein:
- Four hundred and sixty thousand dollars ($460,000) for equipment purchases; two hundred and fifty thousand dollars ($250,000) to pay down current vendor debt; sixty thousand dollars ($60,000) for the purchase of four pickup trucks for use by the Company; one million one hundred thousand dollars ($1,100,000) to construct a new manufacturing facility. Any other use of the funds contemplated herein, shall be considered a breach of contract and an Event of Default. All the purchases described herein shall also be designated as Pledged Collateral as defined in the Security Agreement, in addition to any current assets described in the Security Agreement.

e. Conditions to Closing. The Company shall sign and be in compliance with the Transaction Documents with the Holder.

f.  Financial Information. The Company agrees to make available to the Holder via EDGAR or other electronic means the following: (i) within five (5) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the Securities Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc. (the “NASD”)

g. Reservation of Common Stock. Subject to the following sentence, the Company shall its reasonable best efforts to have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Common Stock underlying the Debentures. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance, the Company shall use its reasonable best efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares. The Holder shall have the right to reasonably determine the amount of shares to be re-registered such as are necessary to satisfy the terms of the Agreement.

h.  Listing. The Company shall promptly secure the listing of all of the Common Stock underlying the Debentures upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market, unless the Holder and the Company agree otherwise. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Holder copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

i. Transactions With Affiliates. During the Lock Up Period, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own five percent (5%) or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”) during the Lock Up Period; except for (i) customary employment arrangements and benefit programs on reasonable terms (including changes currently under discussion with the Company's Board of Directors concerning the compensation, to be payable in stock, of the Chairman of the Board), (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a five percent (5%) or more equity interest in that person or entity, (ii) has five percent (5%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “Controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

j.  Corporate Existence. The Company shall use its commercially reasonable best efforts to preserve and continue the corporate existence of the Company.

k. Notice of Certain Events Affecting Registration. The Company shall promptly notify Holder upon the occurrence of any of the following events in respect of a registration statement or related prospectus covering the Common Stock underlying the Debentures: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock underlying the Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to the Holder any such supplement or amendment to the related prospectus.

l. Indemnification. In consideration of the Holder’s execution and delivery of this Agreement and the Debenture Registration Rights Agreement and acquiring the Debentures hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and all of its shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee directly as a result of (i) any material misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, (v) the status of the Holder as an investor in the Company, except, in the case of any of such clauses, insofar as any such Indemnified Liability was attributable to gross negligence, willful misconduct or any illegal activity on the part of Holder and, in the case of clause, (v) only, insofar as any such Indemnified Liability was attributable to an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Holder which is specifically intended by the Holder for use in the preparation of any Registration Statement, preliminary prospectus or prospectus. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities to which the Holder may be subject. Notwithstanding the foregoing, the Company shall have no indemnification responsibility in the event Holder fails to timely notify the Company of a claim or potential claim for which indemnification is sought, but only to the extent the Company is prejudiced thereby. The Company shall have the right to control the defense of any such claim and the Holder shall not consent to any settlement of any such claim without the prior written consent of the Company (which shall not be unreasonably withheld or delayed). The Holder shall provide indemnification comparable in scope and coverage to the Company and corresponding related persons in respect of any Indemnified Liability if and to the extent attributable to (i) any material misrepresentation or breach of any representation or warranty made by the Holder in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, and specifically including the coventants of Holder under Section 14 of this Agreement for which Holder will indemnify Company for any breach thereof, or (iii) gross negligence, willful misconduct or any illegal activity on the part of the Holder, and shall be obligated to reimburse the Company and such persons to the same extent as the Company’s reimbursement obligations under Section 4.m. hereof.

m. Reimbursement. If (i) the Holder, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Holder is impleaded in any such action, proceeding or investigation by any person, or (ii) the Holder, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Holder is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Holder for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which the Holder is a named party, the Company will pay to the Holder the charges, as reasonably determined by the Holder, for the time of any officers or employees of the Holder devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Subscription Agreement. The reimbursement obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Holder that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Holder and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Holder and any such affiliate and any such person.

n.  Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to the Maturity Date (as defined in the Debenture), and the Company shall immediately appoint a new transfer agent. The Company shall be up to date with all payments to the transfer agent, and continue to pay transfer agent as outlined in the Irrevocable Transfer Agent Agreement.

5.    Opinion Letter/Board Resolution.

Prior to or on the Closing Date, the Company shall deliver to the Holder an opinion letter signed by counsel for the Company in the form attached hereto as Exhibit D.

If so requested by the Holder (and Holder has not breached its obligations under Section 14 hereof), the Company shall instruct counsel to write a Rule 144 opinion letter provided the necessary paperwork has been submitted and the Exemption applies (as defined in the Debenture); provided, that, the Company may rely on the advice of its legal counsel as to whether such Exemption applies. If the Exemption applies and Company’s counsel fails to provide a Rule 144 opinion letter in a timely manner, then the Company shall: (a) pay the Holder’s counsel to write said Rule 144 opinion letter; and (b) instruct the designated transfer agent to accept and rely upon the Rule 144 Opinion letter. The parties agree that for the purposes of Rule 144, the Closing Date shall constitute the original date of consideration. Also, prior to or on the Closing Date, the Company shall deliver to the Holder a signed Board Resolution authorizing this Offering, which shall be attached hereto as Exhibit F.

6.    Delivery Instructions; Fees.

The Debentures being purchased hereunder shall be delivered to the Holder on the Closing Date at which time funds will be wired to the Company and the Debentures will be delivered to the Holder, per the Holder’s instructions.

7.    Understandings.

The Holder understands, acknowledges and agrees as follows:

a. No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the Offering for investment nor any recommendation or endorsement of the Debentures or the Company.

b. The representations, warranties and agreements of the Holder and the Company contained herein shall be true and correct in all material respects on and as of the date of the sale of the Debentures as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Debentures.

c. In making an investment decision, the Holder is relying on its own examination of the Company and the terms of the Offering, including the merits and risks involved. The shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

d. The Offering is intended to be exempt from registration by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Questionnaire.

e. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, the Holder may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

f. The shares may not be resold except as permitted under the securities act and applicable state securities laws, pursuant to registration or exemption therefrom. Holder should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

8.	Disputes Subject To Arbitration Governed By Massachusetts Law.

a.  All disputes arising under this Subscription Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. The parties to this Subscription Agreement shall submit all disputes arising under this Subscription Agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this Subscription Agreement shall challenge the jurisdiction or venue provisions as provided in this Section 8. Nothing in this Section 8 shall limit the Holder's right to seek and obtain an injunction for violation of the terms and conditions of this Subscription Agreement.

9.    Miscellaneous.

a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:  Marmion Industries Corp.
9103 Emmott Road, Building 6, Suite A
Houston, Texas 77040
Attention: Wilbert Marmion
Telephone: (713) 466-6585
Facsimile: (713) 466-6742

If to the Holder:          Dutchess Capital Management, LLC
50 Commonwealth Ave, Suite 2
Boston, MA 02116
Attention: Douglas Leighton
Telephone: (617) 301-4700
Facsimile: (617) 249-0947

Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

b. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

c. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

d. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by facsimile transmission: (i) if to the Company, at it’s executive offices, or (ii) if to the Holder, at the address for correspondence set forth in the Questionnaire, or at such other address as may have been specified by written notice given in accordance with this paragraph.

e. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the Commonwealth of Massachusetts, as such laws are applied by Massachusetts courts to agreements entered into, and to be performed in, Massachusetts by and between residents of Massachusetts, and shall be binding upon the undersigned, the undersigned's heirs, estate and legal representatives and shall inure to the benefit of the Company and its successors. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

f. This Subscription Agreement shall not be assignable.

f. This Subscription Agreement, together with Exhibit A through Exhibit E and the Schedules attached hereto and made a part of this Subscription Agreement by this reference, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

g. This Subscription Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Subscription Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Subscription Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

h.  When in this Agreement or the Transaction Documents, reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party. No party hereto may transfer any rights under this Agreement or the Transaction Documents, unless the transferee agrees to be bound by, and comply with all of the terms and provision of this Agreement and the Transaction Documents, as if an original signatory hereto on the date hereof.

i. The Company hereby represent and warrants to the Holder that: (i) it has voluntarily entered into this Subscription Agreement of its own freewill, (ii) it is not entering into this Subscription Agreement under economic duress, (iii) the terms of this Subscription Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Subscription Agreement, advise the Company with respect to this Subscription Agreement, and represent the Company in connection with its entering into this Subscription Agreement.

j. Notwithstanding anything in this Subscription Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) the Company shall, within 4 business days following the date hereof, file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Transaction Documents; (ii) [the Company has not] and shall not provide material non-public information to the Holder unless prior thereto the Holder shall have executed a written agreement regarding the confidentiality and use of such information; and (iii) the Company understands and confirms that the Holder will be relying on the acknowledgements set forth in clauses (i) through (ii) above if the Holder effects any transactions in the securities of the Company.

10.   Intentionally Omitted.

11.   Waiver.

The Holder's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Holder under this Agreement to demand strict compliance and performance herewith. Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

12.   Governmental Changes.

In the event that any rules, regulations, oral or written interpretations or Comments (as defined in the Debenture Registration Rights Agreement) from the SEC, NASD, NYSE, NASDAQ or other governing or regulatory body, prohibit or hinder any operation of this Subscription Agreement or the other Transaction Documents, the parties hereto hereby agree that those specific terms and conditions shall be negotiated in good faith on similar terms within five (5) business days, and shall not alter, diminish or affect any other rights, duties, obligations or covenants in Transaction Documents and that all terms and conditions will remain in full force and effect except as is necessary to make those specific terms and conditions comply with applicable rule, regulation, interpretation or Comment. Failure for the Company to agree to on such new terms as necessary to achieve the intent of the original documents shall constitute and Event of Default as outlined in Article 6 in the Debenture and accordingly the Holder may elect to take actions as outlined in the Debenture and the other Transaction Documents.

13.   No Oral Agreements.

This Subscription Agreement and the other Transaction Documents represent the final definitive agreements between the Company and the Holder and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties; there are no unwritten oral agreements among the parties.

14.   No Shorting.

The Holder, and its affiliates represent and warrant that they have not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Holder or its affiliates, engaged in any transactions in the securities of the Issuer (including, without limitations, any short sales involving the Issuer’s securities) since the time the Holder was first contacted by the Issuer or any other person regarding an investment in the Issuer. The Holder and its affiliates covenant that neither they nor any person acting on their behalf or pursuant to any direct instructions from the Holder will engage in any transactions in the securities of the Company from the date of the execution of this term sheet until the end of the Debenture is paid in full.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK)

MARMION INDUSTRIES CORP.

INVESTOR QUESTIONNAIRE

The information contained in this Investor Questionnaire (this “Questionnaire”) is being furnished in order to determine whether the undersigned’s subscription to purchase the Debentures described in the accompanying Subscription Agreement may be accepted.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Further, the undersigned understands that the offering is required to be reported to the United States Securities and Exchange Commission (the “SEC” or the “Commission”), and to various state securities and “blue sky” regulators.

IN ADDITION TO SIGNING THE SIGNATURE PAGE, IF REQUESTED BY MARMION INDUSTRIES CORP., A NEVADA CORPORATION (THE “COMPANY”), THE UNDERSIGNED MUST COMPLETE FORM W-9.

I.    PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES.

☐              1. The undersigned: (a) has total assets in excess of $5,000,000; (b) was not formed for the specific purpose of acquiring the securities; and (c) has its principal place of business in ___________.

☐       2. The undersigned is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $1,000,000.

☐      3. The undersigned is a natural person who had an individual income* in excess of $200,000 in each of the two most recent years and who reasonably expects an individual income in excess of $200,000 in the current year. Such income is solely that of the undersigned and excludes the income of the undersigned’s spouse.

☐      4. The undersigned is a natural person who, together with his or her spouse, has had a joint income* in excess of $300,000 in each of the two most recent years and who reasonably expects a joint income in excess of $300,000 in the current year.

*    For purposes of this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In determining “income”, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

      5. The undersigned is:

☐      (a) a bank as defined in Section 3(a)(2) of the Securities Act; or

☐      (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

☐      (c) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

☐      (d) an insurance company as defined in Section 2(13) of the Securities Act; or

☐      (e) An investment company registered under the Investment Company Act of 1940 (the “ICA”), as amended, or a business development company as defined in Section 2(a)(48) of the ICA; or

☐      (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

☒       6. The undersigned is an entity in which all of the equity owners are accredited investors.

II.    HOLDER INFORMATION.

Name of Entity: Dutchess Private Equities Fund, LTD

Person’s Name: Douglas Leighton, Managing Member

State of Organization: Cayman Islands

Principal Business Address: 50 Commonwealth Ave., Suite 2

City, State, Zip Code: Boston, MA 02116

Taxpayer Identification Number: ___________

Phone: 617-301-4700 Fax: 617-249-0947

Send Correspondence to: Same as above

MARMION INDUSTRIES CORP.

SIGNATURE PAGE

Your signature on this Signature Page evidences your agreement to be bound by the accompanying Questionnaire and the Transaction Documents (as such term is defined in the accompanying Subscription Agreement).

1. The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the undersigned will notify the Company immediately if any material change in any of the information occurs prior to the acceptance of the undersigned’s subscription and will promptly send the Company written confirmation of such change.

2. The undersigned signatory hereby certifies that he/she has read and understands the Transaction Documents, including the Subscription Agreement and Questionnaire, and the representations made by the undersigned in said documents are true and accurate.

$3,000,000	March 22, 2007
Amount of Debentures being purchased	Date

DUTCHESS PRIVATE EQUITIES FUND, LTD,

By:  /s/ Douglas H. Leighton

Name: Douglas H. Leighton
Title:   Director

MARMION INDUSTRIES CORP.

COMPANY ACCEPTANCE PAGE

This Subscription Agreement accepted and agreed to this 22nd day of March, 2007, by Marmion Industries Corp. and duly authorized to sign on behalf of the Company.

MARMION INDUSTRIES CORP.

By  /s/ Wilbert Marmion

Name: Wilbert Marmion
Title:  Chief Executive Officer

By  /s/ Ellen Raidl

Name: Ellen Raidl
Title:  Treasurer